Exhibit 23


                    Consent of Independent Public Accountants


     We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of Union Community Bancorp (the "Company"), File Number 000-23543, of our report dated January 18, 2002 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed pursuant to the Securities and Exchange Act of 1934.


/s/ BKD, LLP
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BKD, LLP


Indianapolis, Indiana
March 27, 2002